OneUp Innovations, Inc.

Financial Statements

For the Three and Nine Months
Ended March 31, 2009

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
OneUp Innovations, Inc.

We have reviewed the accompanying balance sheets of OneUp Innovations, Inc. as of March 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the three-month and nine-month periods ended March 31, 2009 and 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of OneUp Innovations, Inc. as of June 30, 2008, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated October 17, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
May 12, 2009

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

ONEUP INNOVATIONS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three		For the Nine
	Months Ended		Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

REVENUES	$2,847,848	$3,448,460	$8,200,611	$9,224,245

COST OF SALES	1,962,275	1,977,591	5,454,364	5,619,850

GROSS PROFIT	885,573	1,470,869	2,746,247	3,604,395

OPERATING EXPENSES:

Advertising and promotion	213,203	363,930	764,437	830,211
Other selling and marketing	322,176	337,880	918,186	745,274
General and administrative	376,364	487,475	1,332,348	1,319,306
Depreciation	75,930	77,109	227,790	222,847

Total Operating Expenses	987,673	1,266,394	3,242,761	3,117,638

OPERATING INCOME (LOSS)	(102,100)	204,475	(496,514)	486,757

OTHER INCOME (EXPENSE)

Interest expense	(60,671)	(53,135)	(196,922)	(150,218)
Other income (loss)	-	-	-	-

Total Other Income (Expense)	(60,671)	(53,135)	(196,922)	(150,218)

INCOME (LOSS) BEFORE INCOME TAXES	(162,771)	151,340	(693,436)	336,539

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$(162,771)	$151,340	$(693,436)	$336,539

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$0.01	$(0.07)	$0.03

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,263,300	10,263,300	10,263,300	10,263,300

The accompanying condensed notes are an integral part of these interim consolidated financial statements.

ONEUP INNOVATIONS, INC.
Condensed Consolidated Balance Sheets

ASSETS

	March 31,	June 30,
	2009	2008 (1)
	(Unaudited)
CURRENT ASSETS

Cash	$116,143	$89,519
Accounts receivable	440,615	329,720
Inventory	1,059,132	1,252,803
Prepaid expenses and other assets	31,024	112,998

Total Current Assets	1,646,914	1,785,040

FIXED ASSETS

Total property and equipment	2,606,126	2,298,319
Less: Accumulated depreciation	(1,472,766)	(1,244,976)
Net fixed assets	1,133,360	1,053,343

OTHER ASSETS
Other non-current assets	30,823	-
Total Other Assets	30,823	-

TOTAL ASSETS	$2,811,097	$2,838,383

(1) Derived from audited financial statements.

The accompanying condensed notes are an integral part of these interim consolidated financial statements.

ONEUP INNOVATIONS, INC.
Condensed Consolidated Balance Sheets (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	March 31,	June 30,
	2009	2008 (1)
	(Unaudited)
CURRENT LIABILITIES:

Accounts payable	$1,891,927	$1,614,171
Accrued compensation	79,795	138,078
Accrued expenses and interest	213,186	204,966
Revolving line of credit	385,615	278,140
Short-term note payable	134,447	100,000
Current portion of long-term debt	147,768	139,159
Credit card advance	102,304	-
Total Current Liabilities	2,955,042	2,474,514

LONG-TERM LIABILITIES:

Note payable - equipment	87,217	128,787
Leases payable	248,693	141,129
Notes payable – related party	825,948	705,000
Unsecured lines of credit	122,428	139,149
Deferred rent payable	361,163	337,155
Less: current portion of long-term debt	(147,768)	(139,159)
Total long-term liabilities	1,497,681	1,312,061

TOTAL LIABILITIES	4,452,723	3,786,575

Commitments and contingencies
STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, no par value; 50,000,000 shares
authorized, 10,263,300 and 10,263,300 shares
issued and outstanding, respectively	599,784	599,784
Accumulated deficit	(2,241,410)	(1,547,976)

Total Stockholders' Equity (Deficit)	(1,641,626)	(948,192)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$2,811,097	$2,838,383

(1) Derived from audited financial statements.

The accompanying condensed notes are an integral part of these interim consolidated financial statements.

ONEUP INNOVATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine
	Months Ended
	March 31,
	2009	2008
OPERATIONS
Net income (loss)	$(693,436)	$336,539
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation, deferred rent accrual and other noncash items	251,798	309,364
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(110,895)	(139,245)
(Increase) decrease in inventories	193,671	(154,610)
(Increase) decrease in prepaid expenses and other assets	51,153	29,970
Increase (decrease) in accounts payable	277,756	(170,970)
Increase (decrease) in accrued expenses	8,220	139,340
Increase (decrease) in accrued compensation	(58,283)	(61,841)

Net Cash Provided by (Used in) Operations	(80,016)	288,547

INVESTING
Purchases of fixed assets and software	(307,807)	(105,295)
Net Cash Used in Investing Activities	(307,807)	(105,295)

FINANCING
Proceeds from capital leases	214,099	-
Borrowings under revolving line of credit	2,140,484	-
Repayments under revolving line of credit	(2,033,009)	-
Loans from related parties	120,948	-
Proceeds from credit card advance	350,000	-
Repayment of credit card advance	(247,697)	-
Proceeds from short-term not payable	200,000	-
Repayment of short-term note payable	(182,273)	-
Principal payments on note payable and capital leases	(148,105)	(94,598)
Repayment of line of credit	-	(147,032)
Net Cash Provided by (Used in) Financing Activities	414,447	(241,630)

NET INCREASE (DECREASE) IN CASH	26,624	(58,378)

CASH AT BEGINNING OF PERIOD	89,519	135,691

CASH AT END OF PERIOD	$116,143	$77,313

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$188,042	$142,542

The accompanying condensed notes are an integral part of these interim consolidated financial statements.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - - OneUp Innovations, Inc. began operations in 2001 as OneUp Innovations, LLC, a Limited Liability Company. OneUp Innovations, Inc. was incorporated in June 2004, and all assets from the LLC were transferred to the Company.

The Company is a designer and manufacturer of various specialty furnishings. The Company's sales and manufacturing operation are located in the same facility in Atlanta, Georgia. Sales are generated through the internet and print ads. We have a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector. Foreign operations and foreign net sales are not material.

Revenue recognition – Revenue is recognized when earned, which typically occurs when an order is placed, shipped and invoiced.

Cash and cash equivalents – For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated service lives for financial reporting purposes.

Principal service lives are:

Factory equipment	7 – 10 years
Computer equipments	5 – 7 years
Software	5 years
Office equipment and furniture	5 – 7 years
Photo studio furniture & equipment	5 years
Leasehold improvements	15 years

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gain or loss is recognized currently.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

Advertising Costs - Advertising costs are capitalized and expensed in the period when the advertisements are first aired or distributed to the public. Capitalized advertising expense as of March 31, 2009 was $ 85,609 and
$ 91,141 as of June 30, 2008. Advertising expense for the six months ended March 31, 2009 and 2008 was $551,234 and $466,281, respectively.

Research and Development - Research and development expenses for new products are expensed as they are incurred. Product development expenses for the six months ended March 31, 2009 and 2007 were $121,474 and $5,433, respectively.

Shipping and Handling - Net sales for the nine month periods ended March 31, 2009 and 2008 include amounts charged to customers in the amounts of $895,128 and $1,156,218, respectively, for shipping and handling charges. Net sales for the three month periods ended March 31, 2009 and 2008 include amounts charged to customers in the amounts of $298,518 and $427,357, respectively, for shipping and handling charges.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory - All inventories are stated at the lower of cost or market using the first-in, first-out method of valuation.

The Company's inventories consist of the following components as follows:

	Balance at	Balance at
	March 31, 2009	June 30, 2008

Raw Materials	$425,159	$561,124
Work in process	211,493	152,363
Finished goods	422,480	539,316
	$1,059,132	$1,252,803

Recent Accounting Pronouncements -   In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements   This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - UNAUDITED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2008 audited financial statements.  The results of operations for the periods ended March 31, 2009 and 2007 are not necessarily indicative of the operating results for the full year.

NOTE 3 – ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects management's best estimate of probable credit losses inherent in the accounts receivable balance. The Company determines the allowance based on historical experience, specifically identified nonpaying accounts and other currently available evidence. The Company reviews its allowance for doubtful accounts monthly with a focus on significant individual past due balances over 90 days. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. At June 30, 2008, accounts receivable totaled $329,720 net of $5,740 in the allowance for doubtful accounts. At March 31, 2009, accounts receivable totaled $440,615 net of $8,812 in the allowance for doubtful accounts.

NOTE 4 – IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of its equipment or leasehold improvements in accordance with SFAS No. 144.  Pursuant to SFAS No. 144, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount exceeds the asset's fair value. Assets to be disposed of and related liabilities would be separately presented in the consolidated balance sheet. Assets to be disposed of would be reported at the lower of the carrying value or fair value less costs to sell and would not be depreciated.  There was no impairment as of June 30, 2008 or March 31, 2009.

NOTE 5 – OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash with a high credit quality financial institution, and as a result feels its exposure to such credit risk is limited. At June 30, 2008 and March 31, 2009 the Company had no amounts in the financial institution in excess of FDIC insurance limits.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 – REVOLVING LINE OF CREDIT

On March 19, 2008, the Company entered into a loan agreement for a revolving line of credit with a commercial finance company which provides credit to 85% of accounts receivable aged less than 90 days up to $500,000 and eligible inventory (as defined in the agreement) up to a sub-limit of $220,000, such inventory loan not to exceed 30% of the accounts receivable loan. Borrowings under the agreement bear interest at the Prime rate plus two percent (7 percent at June 30, 2008 and 5.25 percent at March 31, 2009), payable monthly. The amount owed on the revolving line of credit was $287,140 at June 30, 2008 and $385,615 at March 31, 2009.

Management believes cash flows generated from operations, along with current cash and investments as well as borrowing capacity under the line of credit and other credit facilities should be sufficient to finance operating and capital requirements in the near-term. If new business opportunities do arise, additional outside funding may be required.

NOTE 7 – UNSECURED LINES OF CREDIT

The Company has drawn cash advances on three unsecured lines of credit that are personally guaranteed by Louis S. Friedman. The terms of these unsecured lines of credit call for monthly payments of principal and interest, with interest rates ranging from 12% to 18%. The aggregate amount owed on the three unsecured lines of credit was $139,149 at June 30, 2008 and $122,428 at March 31, 2009.

NOTE 8 – SHORT-TERM NOTE PAYABLE

On October 1, 2008, the Company borrowed $100,000 from a consultant to the Company under the terms of a Promissory Note. The Promissory Note is personally guaranteed by Louis S. Friedman and requires repayment of $112,000 on or before March 31, 2009.

On December 2, 2008, the Company entered into an agreement with a consultant to the Company to borrow $100,000. Term of the loan agreement call for repayment based on sales of specific purchased products plus 10% of the net sales of those purchased products.

NOTE 9 – CREDIT CARD ADVANCE

On July 1, 2008 the Company received $350,000 from a finance company under the terms of a credit facility that is secured by the Company's future credit card receivables.  Terms of the credit facility require repayment on each business day of principal and interest at a daily rate of $1,507 over a twelve month period. The credit facility has a financing fee of 12% (equal to $42,000) on the principal amount, which equates to an effective annual interest rate of 21.1%.  The credit facility is personally guaranteed by the Company's CEO and majority shareholder, Louis Friedman.  At March 31, 2009, the balance due on the credit card advance was $102,303.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – NOTES PAYABLE - EQUIPMENT

Long-term debt secured by equipment consists of the following:

	Balance at	Balance at
	March 31, 2009	June 30, 2008
Note payable to Fidelity Bank in monthly installments of $5,364 including interest at 8%, maturing October 25, 2010, secured by equipment	$87,219	$128,787
Less: current portion	60,035	56,550
Long Term Debt	$27,182	$72,237

Schedule of minimum maturities of notes payable as of March 31, 2009 are as follows:

2009 (six months)	$14,495
2010	61,244
2011	11,478
$87,217

NOTE 11 – LEASES PAYABLE

The Company has acquired equipment under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The leased properties under these capital leases have a total cost of $690,087. These assets are included in the fixed assets listed in Note 1 and include computers, furniture, and equipment. The capital leases have stated or imputed interest rates ranging from 7% to 21%.

Future minimum lease payments of capital leases as of March 31, 2009 are as follows:

2009 (three months)	$25,212
2010	82,456
2011	76,936
2012	34,297
2013	22,930
Thereafter	6,863
Present value of Capital lease obligations	248,694
Imputed interest	46,397

Future minimum lease payments	$295,091

NOTE 12 – OPERATING LEASES

The Company leases its facility under a ten year operating lease which was signed in September 2005 and expires December 31, 2015. The lease is on an escalating schedule with the final year on the lease at $34,358 per month. The liability for this difference in the monthly payments is accounted for as a deferred rent liability and the balance in this account was $337,155 at June 30, 2008 and $361,163 at March 31, 2009. The rent expense under this lease for the year ended June 30, 2008 was $323,723 and $242,792 for the nine months ended March 31, 2009.

The lease for the facility requires the Company to provide a standby letter of credit payable to the lessor in the amount of $225,000 until December 31, 2010. The majority shareholder agreed to provide this standby letter of credit on the Company's behalf.  Upon expiration of the initial letter of credit, a letter of credit in the amount of $25,000 in lieu of a security deposit is required to be provided.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 – OPERATING LEASES (continued)

The Company leases certain material handling equipment under an operating lease.  The monthly lease amount is $4,082 per month and expires September 2012.

The Company also leases certain warehouse equipment under an operating lease.  The monthly lease is $508 per month and expires February 2011.

The Company also leases certain postage equipment under an operating lease.  The monthly lease is $144 per month and expires January 2013.

The Company's future minimum lease payments under all non-cancelable operating leases are as follow:

2009 (three months)	$99,986
2010	405,265
2011	412,858
2012	413,940
2013	381,388
Thereafter	1,013,460

Total	$2,726,897

NOTE 13 – RELATED PARTY TRANSACTION

The Company has a subordinated note payable to the majority shareholder in the amount of $401,000 and the majority shareholder's wife in the amount of $395,000. The Company also has a note payable to a director in the amount of $29,948, for a total of $825,948 at March 31, 2009.  Loans from the majority shareholder and the director since June 30, 2008 total $120,948.  Interest has been accrued by the Company at the prevailing prime rate which is currently at 3.25%.  The interest accrued on these notes for the year ended June 30, 2008 was $47,576 and the accrued interest balance on these notes is $105,699. The note is payable upon demand, but is subordinate to all other credit facilities currently in place.

NOTE 14 – STOCK OPTIONS

The Company has granted the Chief Financial Officer a five-year option to purchase 100,000 shares at an exercise price of $1.00 per share. The option is currently 100% vested.

In April 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R. The Company has adopted the fair value based method of accounting for stock-based employee compensation in accordance with Statement of Financial Accounting Standards Number 123 (REVISED 2004), "Share-Based Payment" (SFAS 123[R]). The Company uses the Black-Scholes valuation model.

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 15 – GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has sustained substantial operating losses in recent years and the Company has used substantial amounts of working capital in its operations. Further, at March 31, 2009, current liabilities exceeded current assets by $1,308,000.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.  Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. These actions include initiatives to increase gross profit margins and reduce expense levels to be better in line with current revenue levels.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  However, management cannot provide any assurances that the Company will be successful in accomplishing these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 16 – INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At this time, Management believes that it is more likely than not that the deferred tax assets will be utilized.

	As of March 31, 2009	As of June 30, 2008
Deferred tax assets:

Net operating loss carry-forwards	$2,749,648	$2,056,648

Gross deferred tax assets	916,948	605,098
Valuation allowance	(916,948)	(605,098)

Net deferred tax assets	$-0-	$-0-

ONEUP INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 16 – INCOME TAXES (continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 45% to pretax income (loss) from continuing operations for the year ended June 30, 2008 due to the following:
	Nine Months ended	Year ended
	March 31, 2009	June 30, 2008
Book loss from operations	$311,850	$65,976
Valuation (allowance)	(311,850)	(65,976)
Net tax benefit	$-0-	$-0-

At June 30, 2008, the Company had net operating loss carry forwards of approximately $2,056,648 that may be offset against future taxable income. The net operating loss carry forwards expire in the year 2024 through 2028. A tax benefit of $0 was recognized in the year ended June 30, 2008, as management believes that it is more likely than not that the deferred tax assets will not be utilized.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 17 – SEGMENT REPORTING

The Company operates as one reporting segment.